                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion by reference to Post-Effective Amendment No. 70 under the Securities Act of 1933 and Post-Effective Amendment No. 26 under the Investment Company Act of 1940, on Form N-1A of American Heritage Fund, Inc., of our report dated July 30, 1999, on our examination of the Financial Statements of such company. We also consent to the reference to our firm in such Registration Statement.


/s/ MATHIESON AITKEN JEMISON, LLP

MATHIESON AITKEN JEMISON, LLP

January 18, 2000